Exhibit 99.1
Press Release

UnitedAuto Group, Inc. 2555 Telegraph Road Bloomfield Hills, MI 48302-0954

Contact:	Jim Davidson	Tony Pordon
	Executive Vice President — Finance	Vice President — Investor Relations
	201-325-3303	248-648-2540
	jdavidson@unitedauto.com	tony.pordon@unitedauto.com

FOR IMMEDIATE RELEASE

UNITEDAUTO CONFIRMS ANALYSTS’ ESTIMATES FOR THIRD QUARTER 2003

BLOOMFIELD HILLS, MI, October 15, 2003 — UnitedAuto Group, Inc. (NYSE: UAG), a FORTUNE 500 automotive specialty retailer, today confirmed that it expects to report third quarter earnings per share in line with consensus analyst expectations of $0.61 per share. Chairman Roger Penske said, “Based on our continued outstanding same-store performance, particularly in used vehicle sales, I am pleased to confirm earnings within our third quarter guidance. We look forward to providing the details of our third quarter results during our November 4, 2003 earnings call.”

UnitedAuto, which has pursued a strategy based on internal growth from its existing dealerships, as well as from strategic acquisitions, operates 134 franchises in the United States and 80 franchises internationally, primarily in the United Kingdom. UnitedAuto dealerships sell new and used vehicles, and market a complete line of after-market automotive products and services.

Statements in this press release may involve forward-looking statements, including forward-looking statements regarding UnitedAuto’s earnings. Actual results may vary materially because of risks and uncertainties, including external factors such as interest rate fluctuations, changes in consumer spending and other factors over which management has no control. These forward-looking statements should be evaluated together with additional information about UnitedAuto’s business, markets, conditions and other uncertainties, which could affect UnitedAuto’s future performance, which are contained in UnitedAuto’s Form 10-K for the year ended December 31, 2002 and its other filings with the Securities and Exchange Commission and which are incorporated into this press release by reference. This press release speaks only as of its date, and UnitedAuto disclaims any duty to update the information herein.

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